UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of

The Securities Exchange Act of 1934

February 5, 2013

Date of Report (Date of earliest event reported)

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	814-00891	27-3794690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 15th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

212-905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 5, 2013, PennantPark Floating Rate Capital Ltd. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) and submitted two matters to the vote of stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2012. As of December 12, 2012, the record date, 6,850,667 shares of common stock were eligible to vote. A summary of the matters voted upon by the stockholders is set forth below.

Proposal 1. The Company’s stockholders elected four directors of the Company, two Class I directors each of whom will serve until the 2015 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity, and two Class II directors each of whom will serve until the 2016 Annual Meeting, or until his successor is duly elected and qualifies or until his earlier resignation, removal from office, death or incapacity.

The four directors were re-elected pursuant to the voting results as of February 5, 2013 are set forth below:

Name	For	Withheld	Broker Non Vote
Class I
Marshall Brozost	1,540,646	139,102	4,434,837
% of Shares Voted	91.72%	8.28%	N/A
Samuel L. Katz	1,660,584	19,144	4,434,837
% of Shares Voted	98.86%	1.14%	N/A
Class II
Adam K. Bernstein	1,540,626	139,102	4,434,837
% of Shares Voted	91.72%	8.28%	N/A
Jeffrey Flug	1,656,584	23.144	4,434,837
% of Shares Voted	98.62%	1.38%	N/A

Proposal 2. The Company’s stockholders ratified the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending September 30, 2013.

The voting results as of February 5, 2013 are set forth below:

	For	Against	Abstain
	6,001,054	108,073	5,438
% of Shares Voted	98.14%	1.77%	0.09%

On February 5, 2013, the Company held a special meeting of stockholders (the “Special Meeting”) and submitted one matter to the vote of the stockholders. The proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 7, 2012. As of December 12, 2012, the record date, 6,850,667 shares of common stock were eligible to vote. A summary of the matter voted upon by the stockholders is set forth below.

Proposal 1. Due to the absence of a quorum, the named Proxies for the Company’s stockholders approved an adjournment of the meeting to allow the polls to remain open until 10:00 a.m. on February 26, 2013 for the proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock during the next 12 months, at a price below its then current net asset value per share, subject to certain limitations as described in the proxy statement. The meeting will be reconvened at the offices of Dechert LLP, located at 1095 Avenue of the Americas, New York, New York, on February 26, 2013, at 10:00 a.m.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PennantPark Floating Rate Capital Ltd.

Dated: February 8, 2013	/s/ AVIV EFRAT
Aviv Efrat Chief Financial Officer & Treasurer